EXHIBIT 16.1

Michael Johnson & Co., LLC
9175 East Kenyon Avenue, Suite 100
Denver, Colorado 80237
(303) 796-0099

April 28, 2004

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

Re: Boundless Motor Sports, Inc. (formerly known as The Entity, Inc.)

We have read Item 4 of Boundless Motor Sports, Inc. Form 8-K dated April 28, 2004 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ Michael Johnson & Co., LLC

MICHAEL JOHNSON & CO., LLC